UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event

reported)  August 1, 2006 (July 26, 2006)

Build-A-Bear Workshop, Inc.

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(Exact Name of Registrant as Specified in Its Charter)

Delaware --------------------------- (State or Other Jurisdiction of Incorporation)	001-32320 ------------------- (Commission File Number)	43-1883836 --------------------------- (IRS Employer Identification No.)

1954 Innerbelt Business Center Drive St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63114 ------------------ (Zip Code)

(314) 423-8000

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(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry Into a Material Definitive Agreement.

New Deferred Compensation Agreement

On July 26, 2006, the Board of Directors of Build-A-Bear Workshop, Inc. (the “Company”), approved the creation of a new non-qualified deferred compensation plan (the “Plan”) which will permit the deferral of salary and bonus amounts by certain highly compensated associates (earning more than $100,000 on an annual basis). The deferral of such amounts will be funded through a rabbi trust arrangement whereby such amounts may be invested in mutual funds (money market, fixed income and various equity funds) under an administration agreement with a third-party trustee. It is anticipated that such investment choices will mirror those fund selection alternatives available to all current participants of the Company’s 401(k) plan. Certain executive officers, including those named in the Summary Compensation Table of the Company’s 2006 Proxy Statement, will be eligible to defer a portion of their salary and/or bonus payments into the Plan for investment in accordance with the terms of the trust. At the discretion of its Board of Directors, the Company may provide for a Company match on a certain percentage of an individual's eligible deferral amount. The Company's match (if any) shall be determined by the Board of Directors at the end of the fiscal year. The assets of the trust will be subject to the claims of the Company’s general creditors in the event of bankruptcy.

Amendment to 2004 Stock Incentive Plan

Also on July 26, 2006, the Board of Directors of the Company approved an amendment and restatement to the 2004 Stock Incentive Plan (the “Incentive Plan Amendment”). The purpose of the Incentive Plan Amendment is to clarify that grants of awards to employees of a non-United States subsidiary of the Company shall be subject to the terms of the Plan, as amended by the terms of any sub-plan adopted to cover employees who are resident in a particular country or geographic area. In addition, the Incentive Plan Amendment modified the determination date for awards to mean, for employees receiving an Award in connection with an initial hire or a promotion within the Company, the first date of hire or promotion. For all other grants, the determination date will mean the trading date on which the Committee (or its delegate) approves the grant.

The foregoing description of the Incentive Plan Amendment is only a summary of certain terms and conditions of such document and is qualified in its entirety by reference to the Incentive Plan Amendment, which has been filed as Exhibit 10.1 and which is incorporated by reference herein.

Item 8.01.     Other Events.

On July 26, 2006, the Board of Directors of the Company amended the Charter for the Compensation Committee of the Board of Directors. The Charter, as amended, provides the Compensation Committee with a more express delegation of authority on certain compensation matters (including, without limitation, compensation of executive officers and administration of the Company’s employee benefit plans), as opposed to making recommendations to the full Board with respect to such issues. The Charter, as amended, is set forth on the Company’s Investor Relations website at:  http://ir.buildabear.com in the Corporate Governance section.

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Forward-Looking Statements

Certain statements in this Form 8-K are “forward-looking statements” within the meaning of U.S. federal securities laws. The Company intends that these statements be covered by the safe harbors created under these laws. These forward-looking statements include, but are not limited to, statements about the Company’s expectations regarding the timing of the initiation of the Plan. These forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements, which only speak as of the date of this Form 8-K. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this Form 8-K or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

Item 9.01.     Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description of Exhibit

10.1	Build-A-Bear Workshop, Inc. 2004 Stock Incentive Plan, as amended and restated effective July 26, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date: August 1, 2006	By:	/s/ Tina Klocke
Name: Tina Klocke Title: Chief Financial Bear, Secretary and Treasurer

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Build-A-Bear Workshop, Inc. 2004 Stock Incentive Plan, as amended and restated effective July 26, 2006

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